EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THIRD QUARTER OF 2004

Rosemont, IL – October 19, 2004 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income applicable to common shareholders for the third quarter of 2004 of $6.8 million, or $0.71 per diluted common share, compared to net income applicable to common shareholders of $4.7 million, or $0.50 per diluted common share for the third quarter of 2003. The increase in net income applicable to common shareholders was achieved primarily through lower noninterest expense. Noninterest expense declined $2.7 million, or 14.2%, for the third quarter of 2004 compared with the same period in 2003. In addition, third quarter 2004 results reflect the benefit of redeeming the Series A, 9% preferred stock in July 2004 with the proceeds from $41.2 million of junior subordinated debentures issued in June 2004. The lower interest rate and the tax deductibility of the interest on the debentures, as compared to the preferred stock dividends, resulted in after-tax savings of approximately $560,000 in the third quarter of 2004.

Net income applicable to common shareholders for the first nine months of 2004 was $13.4 million, or $1.40 per diluted common share, compared to net income applicable to common shareholders of $13.7 million, or $1.44 per diluted common share, for the first nine months of 2003. Net income applicable to common shareholders for the first nine months of 2004 declined slightly compared with the same period in 2003 because lower net interest income and higher provisions for loan losses offset the positive impact of reduced noninterest expense.

Total assets increased $228.9 million, or 8.8%, to $2.83 billion at September 30, 2004, from total assets at December 31, 2003. Assets increased during the first nine months of 2004 primarily as a result of a $223.5 million, or 14.0%, increase in commercial loans during the nine-month period.

“I am pleased to report that third quarter earnings per share increased 42% compared with the same quarter last year. Our third quarter earnings reflect the impact of expense management initiatives, the refinancing of the preferred stock and loan growth, “ said Jeffrey W. Taylor, chairman and chief executive officer. “Our market position as Chicago’s business bank for closely held owner/operated companies continues to translate into strong loan growth. Commercial loans increased at an 18% annualized rate of growth during the quarter with gains occurring across the company. Growth in commercial real estate construction lending was driven by demand from experienced, residential real estate construction developers. These results demonstrate that our model and market position are gaining traction despite a competitive and crowded market for commercial banking.”

Net Interest Income

Net interest income decreased $381,000, or 1.5%, to $24.3 million during the third quarter of 2004 compared to $24.7 million during the same quarter in 2003. The year-over-year decline in our net interest income reflects compression in our net interest margin. The net interest margin, which is calculated by dividing taxable equivalent net interest income by average interest-earning assets, was 3.70% during the third quarter of 2004 compared to 4.04% during the third quarter in 2003. For the year-to-date periods, net interest income during the first nine months of 2004 decreased $2.3 million, or 3.1%, to $70.9 million compared to $73.2 million during the same nine month period in 2003. The tax equivalent net interest margin decreased to 3.70% during the year-to-date 2004 period as compared to 4.06% during the same period in 2003. The historically low interest rate environment that existed over the last seven quarters had a negative impact on the Company’s net interest margin.

Net interest income for the third quarter of 2004 increased $846,000, or 3.6%, to $24.3 million from $23.5 million in the second quarter of 2004. The net interest margin increased four basis points to 3.70% in the third quarter of 2004 compared to 3.66% in the second quarter of 2004. The gradual rise in short-term interest rates over the last quarter has had a positive impact on the Company’s net interest margin. That positive impact was muted by the incremental interest expense of $460,000 arising from the $41.2 million of junior subordinated debentures issued in June 2004, which lowered the net interest margin by almost seven basis points in the third quarter.

“Three prime interest rate increases so far in 2004 contributed to the improvement in net interest margin,” said Bruce W. Taylor, President and interim Chief Financial Officer. “Our $1.1 billion portfolio of prime-based commercial loans provides us with a significant revenue lift in a rising rate environment.”

Average interest-earning assets increased $40.6 million to $2.65 billion during the third quarter of 2004 compared to $2.61 billion during the second quarter in 2004 and increased $183.1 million from $2.47 billion during the third quarter of 2003. The higher volume of interest-earning assets during the third quarter of 2004 was primarily produced by higher average total loans. Average loans increased $42.2 million, or 2.1%, to $2.06 billion in the third quarter of 2004 as compared to the second quarter of 2004. In comparison to the third quarter of 2003, third quarter 2004 average loans and investments increased $160.5 million and $63.2 million, respectively.

The following table presents the tax equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%.

	Tax Equivalent Yield or Rate
	2004			2003
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.22%	4.20%	4.26%	4.50%	4.70%
Cash equivalents	1.40	1.00	0.97	0.96	0.95

Loans:
Commercial and commercial real estate	5.55	5.27	5.37	5.50	5.74
Residential real estate mortgages	5.25	5.32	5.48	5.29	5.71
Home equity and consumer	4.85	4.81	4.94	4.92	4.87

Net loans, including loan fees	5.63	5.39	5.52	5.70	6.02

Total interest-earning assets (tax equivalent)	5.30	5.10	5.23	5.37	5.62

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	0.78	0.65	0.69	0.71	0.76
Savings deposits	0.31	0.32	0.31	0.32	0.36
Time deposits	2.25	2.13	2.26	2.32	2.42

Total interest-bearing deposits	1.66	1.54	1.61	1.61	1.73

Short-term borrowings	1.06	0.86	0.87	0.83	0.83
Notes payable and FHLB advances	4.57	4.54	4.32	4.06	4.06
Junior subordinated debentures (1)	7.98	10.32	11.11	11.15	11.15

Total interest-bearing liabilities	2.00	1.83	1.88	1.89	1.98

Net interest spread (tax equivalent)	3.30%	3.27%	3.35%	3.48%	3.64%

Net interest margin (tax equivalent)	3.70%	3.66%	3.73%	3.89%	4.04%

(1)	On June 17, 2004, the Company issued $41.2 million of junior subordinated debentures at a floating rate equal to three-month LIBOR plus 2.68%.

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For Three Months Ended			For Nine Months Ended
	Sept. 30, 2004	June 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
	(in thousands)
Service charges	$2,736	$2,848	$3,129	$8,367	$9,412
Trust and investment management fees	1,322	1,333	1,319	3,893	3,502
Gain on sale of investment securities, net	345	—	—	345	—
Other noninterest income	222	123	142	999	1,188

Total noninterest income	$4,625	$4,304	$4,590	$13,604	$14,102

Gains on the sales of investment securities increased noninterest income for the quarter ended September 30, 2004 as compared to prior quarters. The decline in noninterest income for the nine-months ended September 30, 2004 as compared to 2003 was primarily due to lower commercial service charges and other noninterest income.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2004	June 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
	(in thousands)
Salaries and employee benefits	$8,834	$9,594	$10,205	$29,159	$31,642
Occupancy of premises, furniture and equipment	2,760	2,973	2,807	8,675	7,735
Holding company legal fees, net	152	238	161	552	(1,179)
Bank legal fees, net	271	436	408	874	1,471
Advertising and public relations	104	745	484	1,271	2,566
Corporate insurance	631	650	782	1,903	2,343
Computer processing	517	478	494	1,429	1,507
Other noninterest expense	3,041	3,302	3,664	9,646	10,593

Total noninterest expense	$16,310	$18,416	$19,005	$53,509	$56,678

Total operating expenses for the third quarter of 2004 decreased $2.1 million, or 11.4%, from the second quarter of 2004 and $2.7 million, or 14.2%, from the third quarter of 2003 as a result of our expense management initiatives. Salaries and benefits in the third quarter of 2004 were 7.9% lower than those in the second quarter of 2004 and 13.4% lower than the third quarter of 2003 notwithstanding the annual merit increases granted to staff on April 1, 2004. Positions with annual salaries totaling $3.0 million were eliminated during the first half of 2004.

Total noninterest expense for the first nine months of 2004 was $3.2 million, or 5.6%, lower than the same period in 2003. In addition to reduced salaries and benefits, media advertising was significantly reduced in 2004. The first nine months of 2003 also included a $2.1 million non-recurring reimbursement of holding company legal fees.

Income Taxes

Income tax expense was $3.1 million for the third quarter of 2004, resulting in an effective tax rate of 31%. In comparison, income tax expense for the third quarter of 2003 was $2.0 million, resulting in an effective tax rate of 26%. While both quarters included the recognition of income tax benefits relating to expenses deducted on prior years’ tax returns for which the statute of limitations has expired, the amount realized in 2003 was greater than the benefit recognized in 2004.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Sept. 30, 2004	June 30, 2004	Dec. 31, 2003
	(in thousands)
Commercial and industrial	$603,406	$597,757	$589,987
Commercial real estate secured	722,840	706,296	642,364
Real estate-construction	493,859	436,925	364,294
Residential real estate mortgages	63,796	68,286	86,710
Home equity loans and lines of credit	217,635	228,196	253,006
Consumer	19,559	21,320	24,636
Other loans	964	1,552	1,330

Gross loans	2,122,059	2,060,332	1,962,327
Less: Unearned discount	(218)	(249)	(319)

Total loans	$2,121,841	$2,060,083	$1,962,008

Total loans increased by $61.8 million, or 3.0%, during the third quarter of 2004 and $159.8 million, or 8.1% for the nine months ended September 30, 2004. Commercial real estate secured and real estate construction loans increased $210.0 million, or 20.9% during the first nine months of 2004. Total commercial loans, which includes commercial and industrial, commercial real estate secured and real estate-construction, grew $223.5 million, or 14.0% during the first nine months of 2004. Total consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit and consumer loans, decreased $63.4 million, or 17.4%, as we continue to de-emphasize origination of these consumer-oriented loans.

Loan Quality and Nonperforming Assets

The following table presents the amounts of nonperforming assets and other related data as of the dates indicated:

	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$4,146	$4,243	$3,092	$4,728	$4,958
Nonaccrual loans	18,596	18,542	14,590	18,056	14,271

Total nonperforming loans	22,742	22,785	17,682	22,784	19,229
Other real estate owned	1,552	1,506	1,563	141	897
Other repossessed assets	11	—	33	23	21

Total nonperforming assets	$24,305	$24,291	$19,278	$22,948	$20,147

Nonperforming loans to total loans	1.07%	1.11%	0.88%	1.16%	1.02%
Nonperforming assets to total loans plus repossessed property	1.14%	1.18%	0.95%	1.17%	1.07%
Nonperforming assets to total assets	0.86%	0.88%	0.71%	0.88%	0.78%
Restructured loans not included in nonperforming assets	$—	$—	$—	$130	$175

The level of nonperforming assets was $24.3 million at both September 30, 2004 and June 30, 2004, or 0.86% and 0.88% of total assets, respectively. At December 31, 2004, nonperforming assets were $22.9 million, or 0.88% of total assets.

Allowance for Loan Losses

The following table presents the activity in our allowance for loan losses and other related data for the periods indicated:

	For the Quarter Ended
	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
	(dollars in thousands)
Average total loans	$2,059,005	$2,016,811	$1,970,937	$1,904,430	$1,898,504	$1,913,540	$1,877,768

Total loans at end of quarter	$2,121,841	$2,060,083	$2,017,716	$1,962,008	$1,890,783	$1,905,862	$1,884,744

Allowance for loan losses:
Allowance at beginning of quarter	$36,929	$35,225	$34,356	$34,502	$36,157	$35,697	$34,073

Charge-offs	(1,769)	(1,739)	(2,206)	(3,066)	(4,740)	(1,329)	(813)
Recoveries	294	693	325	220	385	256	137

Net charge-offs	(1,475)	(1,046)	(1,881)	(2,846)	(4,355)	(1,073)	(676)

Provision for loan losses	2,750	2,750	2,750	2,700	2,700	1,533	2,300

Allowance at end of quarter	$38,204	$36,929	$35,225	$34,356	$34,502	$36,157	$35,697

Net charge-offs to average total loans	0.29%	0.21%	0.38%	0.60%	0.92%	0.22%	0.14%
Allowance to total loans at end of quarter	1.80%	1.79%	1.75%	1.75%	1.82%	1.90%	1.89%
Allowance to nonperforming loans	167.99%	162.08%	199.21%	150.79%	179.43%	206.39%	225.22%

Our allowance for loan losses was $38.2 million at September 30, 2004, or 1.80% of end-of-period total loans and 167.99% of nonperforming loans. At December 31, 2003, the allowance for loan losses was $34.4 million, which represented 1.75% of end-of-period total loans and 150.79% of nonperforming loans.

Net charge-offs for the first nine months of 2004 were $4.4 million, or 0.29% of average loans on an annualized basis. In comparison, net charge-offs as a percentage of average total loans were 0.47% for the year ended December 31, 2003. Our provision for loan losses during the third quarter of 2004 was $2.75 million, the same as the provision for the second quarter of 2004 and $50,000 higher than the $2.70 million provision during the third quarter in 2003.

Funding Liabilities

Total deposits were $2.25 billion at September 30, 2004, an increase of $235.7 million, or 11.7%, as compared to $2.01 billion at December 31, 2003. Our short-term borrowings, which are comprised primarily of securities sold under agreements to repurchase, decreased $12.2 million to $206.9 million at September 30, 2004 as compared to $219.1 million at December 31, 2003. Approximately 60% of the increase in funding at September 30, 2004 came from out-of-local-market funding sources. Total out-of-local-market and brokered certificates of deposit totaled $507.3 million at September 30, 2004 as compared to $475.4 million at June 30, 2004 and $362.2 million at December 31, 2003.

Management believes it is more appropriate to evaluate trends in funding by changes in average deposit balances. The following table presents the distribution of our average deposit account balances during each of the quarterly periods indicated:

	For the Quarter Ended
	Sept. 30, 2004		June 30, 2004		Sept. 30, 2003
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$452,202	20.6%	$442,258	20.9%	$405,001	20.1%
Interest-bearing demand deposits	579,485	26.4	553,908	26.2	559,607	27.8
Savings deposits	89,670	4.1	91,547	4.3	91,683	4.5
Time deposits:
Certificates of deposit	506,337	23.1	507,332	24.0	498,450	24.7
Out-of-local-market certificates of deposit	97,980	4.5	91,491	4.3	95,981	4.8
Brokered certificates of deposit	398,393	18.2	358,160	17.0	305,481	15.1
Public Funds	67,894	3.1	70,405	3.3	61,119	3.0

Total time deposits	1,070,604	48.9	1,027,388	48.6	961,031	47.6

Total deposits	$2,191,961	100.0%	$2,115,101	100.0%	$2,017,322	100.0%

During the third quarter of 2004, total average noninterest-bearing deposits increased $9.9 million, or 2.2% from the second quarter of 2004 and $47.2 million, or 11.7% from the third quarter of 2003. Total average out-of-market and brokered certificates of deposit averaged $496.4 million during the third quarter of 2004, as compared to $449.7 million during the second quarter of 2004 and $401.5 million during the third quarter of 2003.

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The Company derives virtually all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates 11 banking centers throughout the Chicago metropolitan area.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third-party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2003 Annual Report on Form 10-K under the caption “Risk Factors.”

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Contact:

For Taylor Capital Group, Inc.

Heidi Hookstadt (847-653-7555)

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited)
	Sept. 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$91,427	$88,504
Investment securities	553,934	488,302
Loans, net of allowance for loan losses of $38,204 and $34,356 at September 30, 2004 and December 31, 2003, respectively	2,083,637	1,927,652
Premises, leasehold improvements and equipment, net	17,210	20,548
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,404	12,058
Other real estate and repossessed assets, net	1,563	164
Goodwill	23,354	23,354
Other assets	48,980	43,074

Total assets	$2,832,509	$2,603,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$480,259	$445,193
Interest-bearing	1,768,514	1,567,891

Total deposits	2,248,773	2,013,084
Short-term borrowings	206,912	219,108
Accrued interest, taxes and other liabilities	44,606	39,479
Notes payable and FHLB advances	95,500	110,500
Junior subordinated debentures	87,638	45,000

Total liabilities	2,683,429	2,427,171

Stockholders’ equity:
Preferred stock	—	38,250
Common stock	99	98
Surplus	145,662	143,918
Unearned compensation—stock grants	(885)	(1,138)
Retained earnings (deficit)	9,579	(2,106)
Accumulated other comprehensive income	1,682	4,520
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	149,080	176,485

Total liabilities and stockholders’ equity	$2,832,509	$2,603,656

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Interest income:
Interest and fees on loans	$29,116	$28,752	$83,080	$85,676
Interest and dividends on investment securities:
Taxable	5,284	5,102	15,639	16,458
Tax-exempt	494	571	1,511	1,754
Interest on cash equivalents	78	151	121	348

Total interest income	34,972	34,576	100,351	104,236

Interest expense:
Deposits	7,267	7,021	20,209	22,101
Short-term borrowings	520	433	1,541	1,695
Notes payable and FHLB advances	1,097	1,148	3,269	3,472
Junior subordinated debentures	1,749	1,254	4,398	3,763

Total interest expense	10,633	9,856	29,417	31,031

Net interest income	24,339	24,720	70,934	73,205
Provision for loan losses	2,750	2,700	8,250	6,533

Net interest income after provision for loan losses	21,589	22,020	62,684	66,672

Noninterest income:
Service charges	2,736	3,129	8,367	9,412
Trust and investment management fees	1,322	1,319	3,893	3,502
Gain on sale of investment securities, net	345	—	345	—
Other noninterest income	222	142	999	1,188

Total noninterest income	4,625	4,590	13,604	14,102

Noninterest expense:
Salaries and employee benefits	8,834	10,205	29,159	31,642
Occupancy of premises	1,817	1,912	5,678	5,268
Furniture and equipment	943	895	2,997	2,467
Legal fees, net	423	569	1,426	292
Advertising and public relations	104	484	1,271	2,566
Corporate insurance	631	782	1,903	2,343
Computer processing	517	494	1,429	1,507
Other noninterest expense	3,041	3,664	9,646	10,593

Total noninterest expense	16,310	19,005	53,509	56,678

Income before income taxes	9,904	7,605	22,779	24,096
Income taxes	3,072	2,013	7,504	7,840

Net income	$6,832	$5,592	$15,275	$16,256

Preferred dividend requirements	—	(861)	(1,875)	(2,582)

Net income applicable to common stockholders	$6,832	$4,731	$13,400	$13,674

Basic earnings per common share	$0.72	$0.50	$1.41	$1.45
Diluted earnings per common share	0.71	0.50	1.40	1.44

Taylor Capital Group, Inc.	Page 1

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to-Date Sept. 30,		2004			2003
			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2004	2003
Condensed Income Data:
Interest income	$100,351	$104,236	$34,972	$32,869	$32,510	$32,648	$34,576
Interest expense	29,417	31,031	10,633	9,376	9,408	9,123	9,856

Net interest income	70,934	73,205	24,339	23,493	23,102	23,525	24,720
Provision for loan losses	8,250	6,533	2,750	2,750	2,750	2,700	2,700

Net interest income after provision for loan losses	62,684	66,672	21,589	20,743	20,352	20,825	22,020
Noninterest income:
Service charges	8,367	9,412	2,736	2,848	2,783	2,924	3,129
Trust and investment mgmt. fees	3,893	3,502	1,322	1,333	1,238	1,350	1,319
Gain on sale of investments	345	—	345	—	—	—	—
Other	999	1,188	222	123	654	665	142

Total noninterest income	13,604	14,102	4,625	4,304	4,675	4,939	4,590
Noninterest expense:
Salaries and employee benefits	29,159	31,642	8,834	9,594	10,731	9,424	10,205
Occupancy, furniture and equipment	8,675	7,735	2,760	2,973	2,942	2,925	2,807
Lease abandonment charge	—	—	—	—	—	3,534	—
Legal fees, net	1,426	292	423	674	329	651	569
Advertising and public relations	1,271	2,566	104	745	422	484	484
Other	12,978	14,443	4,189	4,430	4,359	5,527	4,940

Total noninterest expense	53,509	56,678	16,310	18,416	18,783	22,545	19,005

Income before income taxes	22,779	24,096	9,904	6,631	6,244	3,219	7,605
Income tax expense	7,504	7,840	3,072	2,324	2,108	728	2,013

Net income	$15,275	$16,256	$6,832	$4,307	$4,136	$2,491	$5,592

Preferred dividend requirement	(1,875)	(2,582)	—	(1,014)	(861)	(860)	(861)

Net income available to common stockholders	$13,400	$13,674	$6,832	$3,293	$3,275	$1,631	$4,731

Per Share Data:
Net income per common share:
Basic	$1.41	$1.45	$0.72	$0.35	$0.35	$0.17	$0.50
Diluted	$1.40	1.44	$0.71	0.34	0.34	0.17	0.50
Cash dividends per common share	0.18	0.18	0.06	0.06	0.06	0.06	0.06
Book value per common share	15.57	14.77	15.57	14.42	15.10	14.57	14.77
Dividend payout ratio	12.86%	12.50%	8.45%	17.65%	17.65%	35.29%	12.00%
Weighted average shares-basic	9,515,317	9,442,362	9,554,121	9,500,486	9,490,917	9,470,030	9,454,466
Weighted average shares-diluted	9,600,460	9,506,238	9,619,540	9,557,106	9,623,105	9,595,062	9,545,388
Shares outstanding-end of period	9,572,915	9,457,811	9,572,915	9,518,556	9,497,789	9,486,724	9,457,811

Average Balance Sheet Data (1):
Total assets	$2,707,966	$2,569,827	$2,761,292	$2,726,271	$2,635,749	$2,557,358	$2,589,018
Investments	566,899	507,728	572,656	586,149	541,829	494,017	509,420
Cash equivalents	13,035	43,188	21,844	9,902	7,262	43,424	62,522
Loans	2,015,742	1,896,679	2,059,005	2,016,811	1,970,937	1,904,430	1,898,504
Total interest-earning assets	2,595,676	2,447,595	2,653,505	2,612,862	2,520,028	2,441,871	2,470,446
Interest-bearing deposits	1,680,862	1,594,415	1,739,759	1,672,843	1,629,336	1,549,526	1,612,321
Borrowings	320,210	339,017	289,838	339,976	331,149	316,284	316,304
Junior subordinated debentures	62,353	45,000	87,638	52,744	46,400	45,000	45,000
Total interest-bearing liabilities	2,063,425	1,978,432	2,117,235	2,065,563	2,006,885	1,910,810	1,973,625
Noninterest-bearing deposits	434,492	382,542	452,202	442,258	408,822	430,027	405,001
Total stockholders’ equity	168,142	171,102	147,954	177,975	178,719	177,105	171,442

Performance Ratios (annualized):
Return on average assets	0.75%	0.84%	0.99%	0.63%	0.63%	0.39%	0.86%
Return on average equity	12.11%	12.67%	18.47%	9.68%	9.26%	5.63%	13.05%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$70,934	$73,205	$24,339	$23,493	$23,102	$23,525	$24,720
Add: Tax equivalent adjust.-investment (2)	821	959	268	274	279	304	312
Tax equivalent adjust.-loans (2)	131	131	40	47	44	50	43

Tax equivalent net interest income	$71,886	$74,295	$24,647	$23,814	$23,425	$23,879	$25,075

Net interest margin without tax adjust.	3.65%	4.00%	3.65%	3.61%	3.68%	3.83%	3.98%
Net interest margin - tax equivalent (2)	3.70%	4.06%	3.70%	3.66%	3.73%	3.89%	4.04%
Yield on investments without tax adjust.	4.03%	4.78%	4.04%	4.01%	4.06%	4.25%	4.45%
Yield on investments - tax equivalent (2)	4.23%	5.03%	4.22%	4.20%	4.26%	4.50%	4.70%
Yield on loans without tax adjust.	5.51%	6.04%	5.63%	5.38%	5.51%	5.69%	6.01%
Yield on loans - tax equivalent (2)	5.51%	6.05%	5.63%	5.39%	5.52%	5.70%	6.02%
Yield on earning assets without tax adjust.	5.16%	5.69%	5.25%	5.05%	5.18%	5.31%	5.56%
Yield on earning assets - tax equivalent (2)	5.21%	5.75%	5.30%	5.10%	5.23%	5.37%	5.62%
Yield on interest-bearing liabilities	1.90%	2.10%	2.00%	1.83%	1.88%	1.89%	1.98%
Net interest spread - without tax adjust.	3.26%	3.59%	3.25%	3.22%	3.30%	3.42%	3.58%
Net interest spread - tax equivalent (2)	3.31%	3.65%	3.30%	3.27%	3.35%	3.48%	3.64%
Average interest-earning assets to average interest-bearing liabilities	125.79%	123.71%	125.33%	126.50%	125.57%	127.79%	125.17%

Taylor Capital Group, Inc.	Page 2

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Sept. 30, 2004	Sept. 30, 2003	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Condensed Balance Sheet Data:
Total assets	$2,832,509	$2,595,035	$2,768,023	$2,717,854	$2,603,656
Investment securities	553,934	498,074	564,398	577,480	488,302
Total loans	2,121,841	1,890,783	2,060,083	2,017,716	1,962,008
Allowance for loan losses	38,204	34,502	36,929	35,225	34,356
Goodwill	23,354	23,354	23,354	23,354	23,354
Total deposits	2,248,773	2,025,449	2,172,180	2,082,070	2,013,084
Short-term borrowings	206,912	198,645	197,127	273,397	219,108
Notes payable and FHLB advances	95,500	110,500	95,500	95,500	110,500
Junior subordinated debentures	87,638	45,000	87,638	46,400	45,000
Preferred stock	—	38,250	38,250	38,250	38,250
Common stockholders’ equity	149,080	139,739	137,297	143,412	138,235
Total stockholders’ equity	149,080	177,989	175,547	181,662	176,485

Asset Quality Ratios:
Nonperforming loans	$22,742	$19,229	$22,785	$17,682	$22,784
Nonperforming assets	24,305	20,147	24,291	19,278	22,948
Allowance for loan losses to total loans	1.80%	1.82%	1.79%	1.75%	1.75%
Allowance for loan losses to nonperforming loans	167.99%	179.43%	162.08%	199.21%	150.79%
Net charge-offs to average total loans (3)	0.29%	0.43%	0.29%	0.38%	0.47%
Nonperforming assets to total loans plus repossessed property	1.14%	1.07%	1.18%	0.95%	1.17%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	5.26%	6.86%	6.34%	6.68%	6.78%
Average stockholders’ equity to average assets (4)	6.21%	6.66%	6.65%	6.78%	6.73%

Footnotes:

(1)	Average balances are daily averages.
(2)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(3)	Based upon year-to-date annualized net charge-offs.
(4)	Based upon year-to-date averages.